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                                                                    EXHIBIT 23.2

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of StreamLogic Corporation for the registration of 15,234,194 shares of its common stock and to the incorporation by reference therein of our report dated June 28, 1996, with respect to the consolidated financial statements of StreamLogic Corporation included in its Transition Report (Form 10-K) for the period from December 30, 1995 to March 29, 1996, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Los Angeles, California
November 4, 1996